EXHIBIT 23(b)


                              CONSENT OF KPMG LLP




                               [KPMG Letterhead]




The Board of Directors
North American Railways, Inc.

We consent to the incorporation in the joint proxy statement/circular/ prospectus on Form F-4 and Form S-4 of Canadian National Railway Company and North American Railways, Inc. of our report dated January 5, 2000 relating to the consolidated balance sheet of North American Railways, Inc. as at December 31, 1999.


                                                   /s/ KPMG LLP
                                                   --------------------------


KPMG LLP

Montreal, Canada
March 3, 2000